Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Randi Polanich
Vice President, Investor Relations	Chief Communications Officer
(408) 875-6627	(408) 875-6633
kevin.kessel@kla.com	randi.polanich@kla.com

KLA ANNOUNCES OFFERING OF SENIOR NOTES

MILPITAS, Calif., February 19, 2020 – KLA Corporation (NASDAQ: KLAC) today announced that it intends to offer, subject to market and other conditions, senior notes under an automatic shelf registration statement on file with the Securities and Exchange Commission (the “SEC”).

KLA intends to use approximately $523.6 million of the net proceeds of the offering to redeem $500.0 million in aggregate principal amount of its 4.125% senior notes due 2021, and the remaining net proceeds for general corporate purposes, which may include repayment of amounts outstanding under KLA’s credit agreement.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., MUFG Securities Americas Inc., and SunTrust Robinson Humphrey, Inc. are acting as joint book-running managers of the offering.

KLA has filed an effective registration statement (including a preliminary prospectus supplement and accompanying base prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the effective registration statement (including the preliminary prospectus supplement and accompanying base prospectus) for more complete information about KLA and this offering. You may obtain copies of these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from Citigroup Global Markets Inc. at: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Telephone: (800) 831-9146; prospectus@citi.com, J.P. Morgan Securities LLC at: 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk-3rd Floor or by calling collect at (212) 834-4533, Wells Fargo Securities, LLC at: 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, Email: wfscustomerservice@wellsfargo.com, Toll-Free: 1-800-645-3751, BofA Securities, Inc. at: 200 North College Street, 3rd Floor, Charlotte, NC 28255, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com, Toll-Free: 1-800-294-1322, MUFG Securities Americas Inc. at: 1221 Avenue of the Americas, 6th Floor, New York, NY 10020, Attn: Capital Markets Group, Phone: 877-649-6848, or SunTrust Robinson Humphrey, Inc. at: 303 Peachtree Street, Atlanta, GA 30308, Email: STRHdocs@SunTrust.com, Phone: 800-685-4786.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements:

Statements in this press release other than historical facts, such as statements regarding KLA’s intention to offer, subject to market and other conditions, senior notes and the anticipated use of proceeds thereof, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to those identified in KLA’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, and other filings with the SEC (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.

About KLA:

KLA develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Additional information may be found at kla.com (KLAC-F).